Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Dan Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

SECOND QUARTER 2019 RESULTS

PHOENIX, AZ., August 6, 2019—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 19 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended June 30, 2019.

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Grand Canyon Education, Inc. Reports Second Quarter 2019 Results

Explanatory Note

Prior to July 1, 2018, the Company owned and operated Grand Canyon University (the “University”), a comprehensive regionally accredited university that offers graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at its campus in Phoenix, Arizona, at leased facilities and at facilities owned by third party employers of its students. On July 1, 2018, the Company consummated an Asset Purchase Agreement (the “Asset Purchase Agreement”) with GCU (formerly known as Gazelle University) in which it sold the assets comprising the University to GCU in return for a secured note and entered into a services agreement (the “Services Agreement”) with GCU pursuant to which the Company provides identified technology and academic services, counseling services and support, marketing and communication services, and several back office services to GCU in return for 60% of GCU’s tuition and fee revenue (the “Transaction”).  As a result of this Transaction, GCE became an educational services company focused on providing a full array of support services to institutions in the post-secondary education sector.

Prior to July 1, 2018, our business consisted exclusively of owning and operating the University and the Company’s results of operations discussed herein for periods prior to July 1, 2018 reflect those operations.   Commencing July 1, 2018, the Company’s results of operations do not include the operations of GCU but rather reflect the operations of the Company as an education services provider pursuant to the Services Agreement.  Accordingly, the Transaction resulted in a reduction in our net revenue period over period.

Additionally, on January 22, 2019, the Company completed the acquisition of Orbis Education Services, LLC (“Orbis Education”), an educational services company that supports healthcare education programs for 18 universities across the United States for $361.2 million, net of cash acquired (the “Acquisition”).  Therefore, the results of operations for the three and six month periods ended June 30, 2019 include Orbis Education’s financial results for the period from January 22, 2019 to June 30, 2019.  As a result of the Acquisition, we incurred transaction costs of $4.0 million and amortization of intangible assets acquired of $3.9 million in the six months ended June 30, 2019.

Non-GAAP Information

The Company is providing certain non-GAAP financial measures in this report, as the Company believes that these measures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations as an educational services provider and measure the Company’s performance more consistently across periods.  The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company’s core business operations.  Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information.  The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of intangible assets and Loss on Transaction expenses allows investors to develop a more meaningful understanding of the Company’s performance over time in its educational services business.

In order to enhance comparability between periods, we provide, for periods prior to July 1, 2018, net revenue, total costs and expenses and operating income on both an as reported and comparable basis.  To calculate the comparable results, we have multiplied “university related revenue” by 60%.  The percentage used to make this calculation corresponds to the percentage of GCU’s tuition and fee revenue to which the Company is entitled under the Services Agreement.  The following table sets forth the Company’s as reported net revenue, total costs and expenses, and operating income for the respective three month periods.  The table then adjusts these as reported balances to reflect the Loss on Transaction, university related expenses, and amortization of intangible assets and show the Company’s as adjusted “non-GAAP” net revenue, as adjusted “non-GAAP” total costs and expenses, and as adjusted “non-GAAP” operating income on a comparable basis.  This table is intended to increase transparency and to provide comparability of our results of operations between the three and six month periods ended June 30, 2019, during all of which we operated as an education services provider, and the three and six month periods ended June 30, 2018, during all of which we owned and operated the

University.  These as adjusted “non-GAAP” measures in the tables below do not necessarily represent actual results had the Company operated as an education services provider during the full periods presented.

	Three Months Ended		Three Months Ended				Three Months Ended
	June 30,		June 30,				June 30,
	2019	2018	2019		2018		2019	2018
	As Reported		Adjustment				As Adjusted[a]
Service revenue	$174,820	—	—		—		$174,820	$—
University related revenue	—	$236,818	—		$(94,727)	[b]	—	142,091
Net revenue	$174,820	$236,818	—		(94,727)		$174,820	$142,091

Total costs and expenses	$123,826	$178,330	$(2,057)	[c]	$(80,957)	[c]	$121,769	$97,373
Operating income	$50,994	$58,488	$2,057	[d]	$(13,770)	[d]	$53,051	$44,718

	Six Months Ended		Six Months Ended				Six Months Ended
	June 30,		June 30,				June 30,
	2019	2018	2019		2018		2019	2018
	As Reported		Adjustment				As Adjusted[a]
Service revenue	$372,107	—	—		—		$372,107	$—
University related revenue	—	512,499	—		(205,000)	[b]	—	307,499
Net revenue	$372,107	$512,499	—		(205,000)		$372,107	$307,499

Total costs and expenses	$248,682	$363,919	$(7,831)	[c]	$(169,156)	[c]	$240,851	$194,763
Operating income	$123,425	$148,580	$7,831	[d]	$(35,844)	[d]	$131,256	$112,736

[a]

As Adjusted amounts in these columns, to the extent of any adjustments, are non-GAAP measures.  We are providing these measures solely to to enhance investor understanding of the underlying trends in our education services provider business and to provide for better comparability between periods in which we have operated as an education services provider and historical periods when we owned and operated the University. We have also excluded amortization of intangible assets and the Loss on Transaction.  The As Adjusted amounts, to the extent of any adjustment, should not be considered as a substitute for net revenue, total costs and expenses, or operating income derived in accordance with and reported under GAAP.

[b]	Adjustment to reduce as reported University related revenue by 40% to reflect revenue share percentage of 60% under the Services Agreement.

[c]

Adjustment to reduce as reported total costs and expenses by an amount, for each period, equal to the sum of (i) University related expenses, (ii) the Loss on Transaction, and (iii) intangible asset amortization.

[d]	Adjustment to increase (decrease) as reported operating income by an amount, for each period, equal to the total change from adjustments [b] and [c] for the respective period.

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the above table presentation will not be comparable for net income and diluted income per share for the three and six month periods ending June 30, 2018, due to many changes in our business that impact income and expenses after operating income.  Included in the three and six months ended June 30, 2019 are interest income on Secured Note, interest expense on a significantly larger credit facility with an increase of approximately $191.1 million and the correlating tax impact of these items.  However, the Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets and Loss on Transaction expenses allows investors to develop a more meaningful understanding of the Company’s performance over time.  Accordingly, for the three and six month periods ended June 30, 2019, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2019	2019
GAAP Net income	$51,112	$124,355
Amortization of intangible assets	2,179	3,865
Loss on Transaction	(122)	3,966
Income tax effects of adjustments (1)	(445)	(1,336)
As Adjusted, Non-GAAP Net income	$52,724	$130,850

GAAP Diluted income per share	$1.06	$2.57
Amortization of intangible assets (2)	$0.03	$0.07
Loss on Transaction (3)	$(0.00)	$0.07
As Adjusted, Non-GAAP Diluted income per share	$1.09	$2.71

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.01 and $0.01 for the three and six months ended June 30, 2019, respectively.
(3)	Loss on Transaction expenses per diluted share are net of an income tax benefit of nil and $0.01 for the three and six months ended June 30, 2019, respectively.

For the three months ended June 30, 2019:

•

Service revenue was $174.8 million for the second quarter of 2019 compared to University related revenue of $236.8 million for the second quarter of 2018.  As an education services provider to GCU, the Company receives, as service revenue, 60% of GCU’s tuition and fee revenue and no longer has University related revenue, thus resulting in the decrease from the prior period. On a comparable basis, as adjusted University related revenue for the three months ended June 30, 2018 was $142.1 million.  The 23.0% increase year over year in comparable service fee revenue was primarily due to our Orbis Education acquisition on January 22, 2019 and the increase in GCU enrollments between years.

•

End-of-period enrollment in the programs at our university partners for which we provide services increased 11.4% between June 30, 2019 and June 30, 2018 to 90,906 from 81,620. This increase is due to partner enrollments in programs serviced by Orbis Education at June 30, 2019 of 3,316 and due to an increase in enrollments at GCU to 87,590, an increase of 7.3%.  Ground enrollment at GCU, at June 30, 2019 and 2018 only includes traditional-aged students that are taking Summer school classes, which is a small percentage of GCU’s traditional -aged student body and professional studies students.  The Spring semester for GCU’s traditional-aged student body ends near the end of April each year.  Partner enrollments in programs serviced by Orbis Education were 2,473 at June 30, 2018.

•

Operating income for the three months ended June 30, 2019 was $51.0 million, a decrease of $7.5 million as compared to $58.5 million for the same period in 2018. The operating margin for the three months ended June 30, 2019 was 29.2%, compared to 24.7% for the same period in 2018. As adjusted operating income and as adjusted operating margin for the three months ended June 30, 2019, were $53.1 million and 30.3%, respectively.  As adjusted operating income and as adjusted operating margin for the three months ended June 30, 2018, were $44.7 million and 31.5%, respectively.

•

The tax rate in the three months ended June 30, 2019 was 21.7% compared to 23.3% in the same period in 2018.  The decrease in the effective tax rate resulted from a recent law change with respect to Arizona state taxes, and an increase in excess tax benefits to $2.2 million from $1.2 million in the three months ended June 30, 2019 and 2018, respectively.

•

Net income increased 11.0% to $51.1 million for the second quarter of 2019, compared to $46.0 million for the same period in 2018.  As adjusted net income was $52.7 million for the second quarter of 2019.

•	Diluted net income per share was $1.06 and $0.95 for the second quarter of 2019 and 2018, respectively. As adjusted diluted net income per share was $1.09 for the second quarter of 2019.

•	Adjusted EBITDA increased 18.8% to $60.6 million for the second quarter of 2019, compared to $51.0 million for the same period in 2018.

For the six months ended June 30, 2019:

•

Service revenue was $372.1 million for the six months ended June 30, 2019 compared to University related revenue of $512.5 million for the six months ended June 30, 2018.  As an education services provider to GCU, the Company receives, as service revenue, 60% of GCU’s tuition and fee revenue and no longer has University related revenue, thus resulting in the decrease from the prior period. On a comparable basis, as adjusted University related revenue for the six months ended June 30, 2018 was $307.5 million.  The 21.0% increase year over year in comparable service fee revenue was primarily due to our Orbis Education acquisition on January 22, 2019 and the increase in GCU enrollments between years.

•

Operating income for the six months ended June 30, 2019 was $123.4 million, a decrease of $25.2 million as compared to $148.6 million for the same period in 2018. The operating margin for the six months ended June 30, 2019 was 33.2%, compared to 29.0% for the same period in 2018. As adjusted operating income and as adjusted operating margin for the six months ended June 30, 2019, were $131.3 million and 35.3%, respectively.  As adjusted operating income and as adjusted operating margin for the six months ended June 30, 2018, were $112.7 million and 36.7%, respectively.

•

The tax rate in the six months ended June 30, 2019 was 17.1% compared to 20.6% in the same period in 2018.  The decrease in the effective tax rate resulted from an agreement with the Arizona Department of Revenue regarding previously filed refund claims related to income tax obligations for prior calendar years, which resulted in a favorable tax impact of $5.9 million recorded as a discrete tax item in the first quarter of 2019.  In addition, in the second quarter of 2019, the effective tax rate was favorably impacted by a recent law change with respect to Arizona state taxes, and an increase in excess tax benefits to $6.8 million from $6.5 million in the six months ended June 30, 2019 and 2018, respectively.

•

Net income increased 3.9% to $124.4 million for the six months ended June 30, 2019, compared to $119.7 million for the same period in 2018.  As adjusted net income was $130.9 million for the six months ended June 30, 2019.

•

Diluted net income per share was $2.57 and $2.47 for the six months ended June 30, 2019 and 2018, respectively.  As adjusted diluted net income per share was $2.71 for the six months ended June 30, 2019.

•	Adjusted EBITDA increased 16.2% to $146.0 million for the six months ended June 30, 2019, compared to $125.6 million for the same period in 2018.

Balance Sheet and Cash Flow

During 2019, we financed our Acquisition of Orbis Education for $361.2 million, net of cash acquired, from an increase in our credit facility of $190.1 million and the use of $171.1 million of operating cash on hand.  Our unrestricted cash and cash equivalents and investments were $80.0 million at June 30, 2019.  As of June 30, 2019, we had $300,000 of restricted cash and cash equivalents, for pledged collateral for a newly acquired site lease.

Concurrent with the closing of the Acquisition, we entered into an amended and restated credit agreement dated January 22, 2019 and two related amendments dated January 31, 2019 and dated February 1, 2019, that together provided a credit facility of $325.0 million comprised of a term loan facility of $243.8 million and a revolving credit facility of $81.3 million, both with a five year maturity date.  The term facility is subject to quarterly amortization of principal, commencing with the fiscal quarter ended June 30, 2019, in equal installments of 5% of the principal amount of the term facility per quarter.  Both the term loan and revolver have monthly interest payments currently at 30 Day LIBOR plus an applicable margin of 2%.  The proceeds of the term loan, together with $6.3 million drawn under the revolver and cash on hand, were used to pay the purchase price in the Acquisition. Concurrent with the entry into the amended and restated credit agreement and the completion of the Acquisition, we repaid our existing term loan of $59.9 million and our cash collateral of $61.7 million was released.

On July 1, 2018, in consideration for the transfer of assets under the Asset Purchase Agreement, we received a secured note from GCU in the initial principal amount of $870.1 million (the “Secured Note”). The Secured Note contains customary commercial credit terms, including affirmative and negative covenants applicable to GCU, and provides that the Secured Note bears interest at an annual rate of 6.0%, has a maturity date of June 30, 2025, and is secured by all of the assets of GCU. The Secured Note provides for GCU to make interest only payments during the term, with all principal and accrued and unpaid interest due at maturity and also provides that we will loan additional amounts to GCU to fund approved capital expenditures during the first three years of the term. Funding for capital expenditures for GCU since July 1, 2018 totals $199.8 million as of June 30, 2019, which includes an advance of $99.0 million for estimated capital expenditures through the end of 2019.  Some amounts may be repaid during the six months remaining in the year ended December 31, 2019.

Net cash provided by operating activities for the six months ended June 30, 2019 was $189.3 million as compared to $143.7 million for the six months ended June 30, 2018. The increase in cash generated from operating activities between the six months ended June 30, 2018 and the six months ended June 30, 2019 is primarily due to the changes in other working capital such as receivables from our university partners and deferred revenue as a result of the change from being the owner-operator of GCU to being a service provider to 19 university partners. As a service provider, we generally receive our service fees from our university partners in arrears.  This quarter GCU paid their estimated service fee for June prior to the quarter end resulting in an increase in operating cash flows for the six months ended June 30, 2019 of $41.1 million.

Net cash used in investing activities was $485.8 million and $67.4 million for the six months ended June 30, 2019 and 2018, respectively. Our cash used in investing activities was primarily related to the Acquisition, the funding of capital expenditures to GCU, and the liquidation of short-term investments and capital expenditures. We paid $361.2 million, net of cash acquired, to acquire Orbis Education on January 22, 2019. Funding to GCU for capital expenditures during the first six months of 2019 totaled $169.8 million. Proceeds from investments, net of purchases of short term investments, was $55.1 million and $11.7 million for the six months ended June 30, 2019 and 2018, respectively. Capital expenditures were $9.7 million and $79.2 million for the six months ended June 30, 2019 and 2018, respectively. During the six-month period for 2019, capital expenditures primarily consisted of leasehold improvements and equipment for new partner locations, internally developed software, as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount.  During the six-month period for 2018, capital expenditures primarily consisted of the University’s ground campus construction projects as well as purchases of computer equipment, other internal use software projects and furniture and equipment to support our increasing employee headcount.

Net cash provided by financing activities was $180.5 million for the six months ended June 30, 2019.  Net cash used in financing activities was $14.7 million for the six months ended June 30, 2018. During the six-month period for 2019, $270.0 million of proceeds was drawn on the credit facility, and the term loan balance of the prior credit agreement of $59.9 million was repaid along with $12.1 million of principal payments on the new credit facility.  In addition, $2.4 million of debt issuance costs were incurred on the new credit facility and $8.1 million was used to purchase common shares withheld in lieu of income taxes resulting from the vesting of restricted share awards and $10.3 million was used to purchase treasury stock in accordance with the Company’s share repurchase program.  Proceeds from the exercise of stock options of $3.4 million were received in the six months ended June 30, 2019. During the six-month period for 2018, $11.5 million was used to purchase common shares withheld in lieu of income taxes resulting from restricted share awards and $1.6 million was used to purchase treasury stock in accordance with the Company’s share repurchase program.  Principal payments on notes payable and capital leases totaled $3.4 million, partially offset by proceeds from the exercise of stock options of $1.8 million.

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Grand Canyon Education, Inc. Reports Second Quarter 2019 Results

2019 Outlook

Q3 2019:	Net revenue of $191.7 million; Target Operating Margin 29.7%; As Adjusted Diluted EPS of $1.14 using 48.5 million diluted shares

Q4 2019:	Net revenue of $213.9 million; Target Operating Margin 39.1%; As Adjusted Diluted EPS of $1.53 using 48.6 million diluted shares

Full Year 2019:	Net revenue of $777.7 million; Target Operating Margin 35.0%; As Adjusted Diluted EPS of $5.38 using 48.4 million diluted shares

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: the Transaction; proposed new programs; statements as to whether regulatory developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of any of our key university partner agreements; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; our failure to comply with the extensive regulatory framework applicable to us either directly as a third party education services provider or indirectly through our university partners, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; competition from other education services companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university partners; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part I, Item 1A of our Annual Report on Form 10-K for period ended December 31, 2018.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Grand Canyon Education, Inc. Reports Second Quarter 2019 Results

Conference Call

Grand Canyon Education, Inc. will discuss its second quarter 2019 results and 2019 outlook during a conference call scheduled for today, August 6, 2019 at 4:30 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-577-1769 (domestic and Canada) or 706-679-7806 (international), passcode 4266797 at 4:25 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gce.com.

A replay of the call will be available approximately two hours following the conclusion of the call, at 855-859-2056 (domestic) or 404-537-3406 (international), passcode 4266797. It will also be archived at www.gce.com in the investor relations section for 60 days.

About Grand Canyon Education, Inc.

Grand Canyon Education (GCE), incorporated in 2008, is a publicly traded education services company that currently provides services to 19 university partners. GCE is uniquely positioned in the education services industry in that its leadership has 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about Grand Canyon Education, Inc. visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports Second Quarter 2019 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2019	2018	2019	2018
Service revenue	$174,820	$—	$372,107	$—
University related revenue	—	236,818	—	512,499
Net revenue	174,820	236,818	372,107	512,499
Costs and expenses:
Technology and academic services	22,528	10,678	41,153	21,375
Counseling services and support	54,299	50,838	107,392	101,585
Marketing and communication	35,726	30,095	71,693	58,622
General and administrative	9,216	5,762	20,613	13,181
Amortization of intangible assets	2,179	—	3,865	—
University related expenses	—	79,517	—	167,166
Loss on Transaction	(122)	1,440	3,966	1,990
Total costs and expenses	123,826	178,330	248,682	363,919
Operating income	50,994	58,488	123,425	148,580
Interest income on Secured Note	14,482	—	28,217	—
Interest expense	(2,907)	(57)	(5,493)	(403)
Investment interest and other	2,668	1,567	3,787	2,548
Income before income taxes	65,237	59,998	149,936	150,725
Income tax expense	14,125	13,960	25,581	31,006
Net income	$51,112	$46,038	$124,355	$119,719
Earnings per share:
Basic income per share	$1.07	$0.97	$2.60	$2.52
Diluted income per share	$1.06	$0.95	$2.57	$2.47
Basic weighted average shares outstanding	47,851	47,604	47,788	47,537
Diluted weighted average shares outstanding	48,313	48,411	48,307	48,422

Grand Canyon Education, Inc. Reports Second Quarter 2019 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i)  contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) loss on the Transaction; (iii) university related expenses; (iv) share-based compensation, (v) the revenue share rate on the master services agreement, and (vi) one-time, unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs.  We have reclassified depreciation and amortization related to university assets and share-based compensation for former GCE employees that now work for the university to University related expenses to provide comparability between periods. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance.  We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA, and our loan agreement requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA.  All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance.  We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring.  Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

•	cash expenditures for capital expenditures or contractual commitments;

•	changes in, or cash requirements for, our working capital requirements;

•	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

•	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure.  Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited, in thousands)
Net income	$51,112	$46,038	$124,355	$119,719
Plus: interest expense	2,907	57	5,493	403
Less: interest income on Secured Note	(14,482)	—	(28,217)	—
Less: investment interest and other	(2,668)	(1,567)	(3,787)	(2,548)
Plus: income tax expense	14,125	13,960	25,581	31,006
Plus: amortization of intangible assets	2,179	—	3,865	—
Plus: depreciation and amortization	4,651	3,849	9,065	7,869
EBITDA, excluding depreciation and amortization included in university related expenses	57,824	62,337	136,355	156,449
Plus: loss on Transaction	(122)	1,440	3,966	1,990
Plus: university related expenses	—	79,517	—	167,166
Less: 40% of university related revenue	—	(94,727)	—	(205,000)
Plus: estimated litigation reserves	327	—	473	—
Plus: share-based compensation	2,549	2,412	5,185	5,021
Adjusted EBITDA	$60,578	$50,979	$145,979	$125,626

Grand Canyon Education, Inc. Reports Second Quarter 2019 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except par value)	2019	2018
	(Unaudited)
ASSETS:
Current assets
Cash and cash equivalents	$65,801	$120,346
Restricted cash and cash equivalents	300	61,667
Investments	14,205	69,002
Accounts receivable, net	13,660	46,830
Interest receivable on Secured Note	—	4,650
Income tax receivable	3,423	8
Other current assets	11,328	6,963
Total current assets	108,717	309,466
Property and equipment, net	116,772	111,039
Right-of-use assets	12,895	—
Secured Note receivable	1,069,912	900,093
Amortizable intangible assets, net	206,415	—
Goodwill	160,871	2,941
Other assets	1,940	478
Total assets	$1,677,522	$1,324,017
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$18,273	$14,274
Accrued compensation and benefits	17,318	15,427
Accrued liabilities	16,934	8,907
Income taxes payable	45	5,442
Deferred revenue	10,042	—
Current portion of lease liability	2,232	—
Current portion of notes payable	48,422	36,468
Total current liabilities	113,266	80,518
Deferred income taxes, noncurrent	17,752	6,465
Lease liability, less current portion	10,809	—
Notes payable, less current portion	207,888	23,437
Total liabilities	349,715	110,420
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at June 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 53,033 and 52,690 shares issued and 48,351 and 48,201 shares outstanding at June 30, 2019 and December 31, 2018, respectively	530	527
Treasury stock, at cost, 4,682 and 4,489 shares of common stock at June 30, 2019 and December 31, 2018, respectively	(143,919)	(125,452)
Additional paid-in capital	265,396	256,806
Accumulated other comprehensive loss	(724)	(453)
Retained earnings	1,206,524	1,082,169
Total stockholders’ equity	1,327,807	1,213,597
Total liabilities and stockholders’ equity	$1,677,522	$1,324,017

Grand Canyon Education, Inc. Reports Second Quarter 2019 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
(In thousands)	2019	2018
Cash flows provided by operating activities:
Net income	$124,355	$119,719
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	5,185	6,734
Provision for bad debts	—	8,669
Depreciation and amortization	9,065	27,971
Amortization of intangible assets	3,865	—
Deferred income taxes	1,373	1,246
Loss on transaction, net of costs and asset impairment	3,966	1,990
Other, including fixed asset impairments	(285)	1,018
Changes in assets and liabilities:
Accounts receivable and interest receivable from university partners	41,056	—
Accounts receivable	—	(7,784)
Prepaid expenses and other	(2,220)	(78)
Right-of-use assets and lease liabilities	147	—
Accounts payable	(102)	(1,373)
Accrued liabilities	1,746	512
Income taxes receivable/payable	(8,812)	(14,365)
Deferred rent	—	(189)
Deferred revenue	9,996	6,880
Student deposits	—	(7,288)
Net cash provided by operating activities	189,335	143,662
Cash flows used in investing activities:
Capital expenditures	(9,656)	(79,166)
Additions of amortizable content	(228)	—
Acquisition, net of cash acquired	(361,184)	—
Funding to GCU for capital expenditures	(169,819)	—
Purchases of investments	(1,772)	(21,265)
Proceeds from sale or maturity of investments	56,897	32,996
Net cash used in investing activities	(485,762)	(67,435)
Cash flows provided by (used in) financing activities:
Principal payments on notes payable	(72,041)	(3,433)
Debt issuance costs	(2,385)	—
Proceeds from notes payable	243,750	—
Net borrowings from revolving line of credit	26,250	—
Repurchase of common shares including shares withheld in lieu of income taxes	(18,467)	(13,063)
Net proceeds from exercise of stock options	3,408	1,768
Net cash provided by (used in) financing activities	180,515	(14,728)
Reclassification of restricted cash to assets held for sale	—	(87,875)
Net decrease in cash and cash equivalents and restricted cash	(115,912)	(26,376)
Cash and cash equivalents and restricted cash, beginning of period	182,013	248,008
Cash and cash equivalents and restricted cash, end of period	$66,101	$221,632
Supplemental disclosure of cash flow information
Cash paid for interest	$4,837	$379
Cash paid for income taxes	$35,114	$44,234
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$914	$14,361
Reclassification of capitalized costs – adoption of ASC 606	$—	$9,015
Reclassification of deferred revenue – adoption of ASC 606	$—	$7,451
Lease adoption - gross up of right of use assets and lease liabilities	$498	$—
Reclassification of tax effect within accumulated other comprehensive income	$—	$156